    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 13, 2004.

                                                   Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                         INTERNATIONAL STEEL GROUP INC.
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                  71-0871875
   (State or Other Jurisdiction           (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                  3250 Interstate Drive, Richfield, Ohio 44286
           (Address of Principal Executive Offices Including Zip Code)

                            2002 STOCK OPTION PLAN OF
                         INTERNATIONAL STEEL GROUP INC.
                            (Full Title of the Plan)

                               Leonard M. Anthony
                             Chief Financial Officer
                         International Steel Group Inc.
                              3250 Interstate Drive
                              Richfield, Ohio 44286
                            Telephone: (330) 659-9100
           (Name , Address and Telephone Number of Agent For Service)

                                   Copies To:
                              Lisa K. Kunkle, Esq.
                                    Jones Day
                                   North Point
                               901 Lakeside Avenue
                           Cleveland, Ohio 44114-1190
                                 (216) 586-3939

                         CALCULATION OF REGISTRATION FEE

========================== ======================== ======================== ======================== ======================
Title of                                            Proposed Maxi-           Proposed Maxi-           Amount of
Securities to              Amount to be             mum Offering             mum Aggregate            Registration
be Registered              Registered (1)(2)        Price Per Share          Offering Price (3)       Fee
-------------------------- ------------------------ ------------------------ ------------------------ ----------------------
Common Stock, $0.01 par    8,134,140                (3)                      $52,822,913              $4,274
value per share
========================== ======================== ======================== ======================== ======================


     (1) Represents maximum number of shares of common stock of the Registrant, $0.01 par value per share ("Common Stock"), issuable pursuant to the 2002 Stock Option Plan of International Steel Group Inc. (the "Plan") being registered hereon.
     (2) Pursuant to Rule 416(c) of the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers such additional Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.
     (3) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rule and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on January 9, 2004, which was $39.025 per share and was within five business days prior to this filing, with respect to shares issuable pursuant to options not yet issued, and on the basis of the exercise price of the options with respect to the options already issued (options to purchase 6,910,580 shares at an exercise price of $2.76 per share, and options to purchase 1,038,940 shares at an exercise price of $25.55 per share, have already been issued).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents have been filed by International Steel Group Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

- The prospectus filed by the Registrant pursuant to Rule 424(b)(1) on December 12, 2003; and

- The description of the Registrant's Common Stock contained in the registration statement on Form 8-A filed with the Commission on December 9, 2003, including any subsequently filed amendments and reports updating such description.

                  All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Elimination of Liability in Certain Circumstances
               -------------------------------------------------

               Pursuant to the authority conferred by Section 102 of the General Corporation Law of the State of Delaware, our certificate of incorporation contains a provision providing that none of our directors shall be personally liable to us or our stockholders for or with respect to any acts or omissions in the performance of a director's duties as a director, except for liability:

               - for any breach of the director's duty of loyalty to us or our stockholders;

               - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

               - under Section 174 of the General Corporation Law of the State of Delaware; or

               - for any transactions from which the director derived an improper personal benefit.

               Our certificate of incorporation also provides that if Delaware law is amended to further eliminate or limit the liability of directors, then the liability of our directors shall be eliminated or limited, without further stockholder action, to the fullest extent permissible under Delaware law as so amended.

               Indemnification and Insurance
               -----------------------------

               Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting (and, in some situations, requiring) Delaware corporations such as us to provide indemnification to their officers and directors for losses and litigation expenses incurred in connection with, among other things, their service to the corporation in those capacities. Our certificate of incorporation contains provisions requiring us to indemnify and hold harmless our directors, officers and employees to the fullest extent permitted or required by law. Among other things, these provisions provide that we are required to indemnify any person who is or was a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that the indemnitee is or was acting in an official capacity as our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to any employee benefit plan) against all expenses, liabilities and losses, including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the indemnitee in connection with such proceeding to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may be amended (but, in the case of any amendment, only to the extent that the amendment permits us to provide broader indemnification rights than law permitted us to provide prior to the amendment).

               These provisions also provide for the advance payment of fees and expenses incurred by the indemnitee in defense of any such proceeding, subject to reimbursement by the indemnitee if it is ultimately determined that the indemnitee is not entitled to be indemnified by us. We have entered into agreements with our directors, executive officers and certain other key employees providing contractually for indemnification consistent with our certificate of incorporation and bylaws. Our certificate of incorporation also permits us to secure insurance on our behalf and on behalf of any officer, director, employee or agent for any liability arising out of actions in his or her capacity as an officer, director, employee or agent, regardless of whether the bylaws would permit indemnification. We have obtained an insurance policy that insures our directors and officers against losses, above a deductible amount, from specified types of claims.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

Exhibit Number                      Description
--------------                      -----------

4.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement No. 333-107524 on Form S-1, as amended).

4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement No. 333-107524 on Form S-1, as amended).

4.3                 2002 Stock Option Plan of International Steel Group Inc.
                    (incorporated by reference to Exhibit 10.5 to the Registrant's Registration Statement No. 333-107524 on Form S-1, as amended).

5.1                 Opinion of Jones Day, Counsel for the Registrant.

23.1                Independent Accountants' Consent of KPMG LLP.

23.2                Consent of Jones Day (included in Exhibit 5.1).

23.3                Independent Accountants' Consent of PricewaterhouseCoopers
                    LLP.

24.1                Power of Attorney.

ITEM 9.  UNDERTAKINGS.

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  to include any prospectus required by
         Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         [SIGNATURES ON FOLLOWING PAGE]

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richfield, State of Ohio, on January 13, 2004.

                                                  INTERNATIONAL STEEL GROUP INC.

               Date:  January 13, 2004            By: /s/ Leonard M. Anthony
                                                     --------------------------
                                                  Leonard M. Anthony
                                                  Chief Financial Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

               Signature                                 Title                                  Date
               ---------                                 -----                                  ----
                  *                       President, Chief Executive Officer              January 13, 2004
------------------------------------        and Director (Principal Executive
          Rodney B. Mott                               Officer)

      /s/ Leonard M. Anthony              Chief Financial Officer (Principal              January 13, 2004
------------------------------------              Financial Officer)
         Leonard M. Anthony

       /s/ Lonnie A. Arnett                Vice President-- Vice President,               January 13, 2004
------------------------------------        Controller and Chief Accounting
         Lonnie A. Arnett                    Officer (Principal Accounting
                                                       Officer)

       /s/ Wilbur L. Ross, Jr.            Chairman of the Board of Directors              January 13, 2004
------------------------------------                 and Director
         Wilbur L. Ross, Jr.

                  *                                    Director                           January 13, 2004
------------------------------------
         John S. Brinzo

                  *                                    Director                           January 13, 2004
------------------------------------
     William C. Bartholomay

*The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC herewith, by signing his name hereto, does hereby sign and deliver to this Registration Statement on Form S-8 on behalf of each of the persons noted in the capacities indicated.

                                         By:  /s/ Leonard M. Anthony
                                             -----------------------------------
                                             Name:  Leonard M. Anthony
                                             Title: Chief Financial Officer
                                             Date:  January 13, 2004

                                  EXHIBIT INDEX

Exhibit Number      Description
--------------      -----------

4.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement No. 333-107524 on Form S-1, as amended).

4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement No. 333-107524 on Form S-1, as amended).

4.3                 2002 Stock Option Plan of International Steel Group Inc.
                    (incorporated by reference to Exhibit 10.5 to the Registrant's Registration Statement No. 333-107524 on Form S-1, as amended).

5.1                 Opinion of Jones Day, Counsel for the Registrant.

23.1                Independent Accountants' Consent of KPMG LLP.

23.2                Consent of Jones Day (included in Exhibit 5.1).

23.3                Independent Accountants' Consent of PricewaterhouseCoopers
                    LLP.

24.1                Power of Attorney.